Exhibit 99.1

ENERGY FOCUS, INC. REPORTS FOURTH QUARTER AND YEAR 2013 RESULTS

SOLON, Ohio, March 27, 2014—Energy Focus, Inc. (OTCQB:EFOI), a leader in LED lighting technologies, today announced financial results for the fourth quarter and year ended December 31, 2013.

Results for the “Fiberstars” brand pool products business that was sold in November 2013 have been reclassified as discontinued operations. Net sales and gross margins shown for all periods presented exclude the discontinued operations.

●	Net sales of $6.6 million for the fourth quarter of 2013 compared to $7.1 million for the fourth quarter of 2012.
●	Gross margins of 23.2% of net sales compared to 14.2% of net sales for the fourth quarter of 2012.
●	Net loss from continuing operations of $2.5 million compared to $2.4 million for the fourth quarter of 2012.
●	Gain on the sale of the pool products business of $3.9 million.
●	Net income of $1.4 million compared to net loss of $2.0 million in the fourth quarter of 2012.

Financial results for the year include:

●	Net sales of $21.5 million from continuing operations compared to $23.4 million for 2012.
●	Gross margins of 21.3% of net sales compared to 17.0% of net sales for 2012.
●	Net loss from continuing operations of $6.9 million compared to $6.6 million for 2012.

“2013 was a transformative year for Energy Focus,” said James Tu, Executive Chairman. “Over the second half of the year, we were able to complete our broad restructuring initiatives and create a solid foundation towards our vision of becoming a leader in LED lighting retrofit. We believe that this opportunity represents an addressable market well in excess of $30 billion in the U.S. alone, and according to the Department of Energy, has the greatest potential impact on energy savings. We are most excited and grateful to now have a core, growing team of absolutely capable and dedicated employees, advisors and directors that are focused on collaborating and working towards realizing our vision.”

“During the fourth quarter, we successfully divested our non-core, fiber optic lighting business, and continued to improve our gross margin increasing it by nine percentage points to 23.2% from the fourth quarter of 2012. Most notably, we more than doubled our sales of government products/R&D services from the prior year’s fourth quarter,” continued Mr. Tu.

“Our flywheel towards sustainable long-term growth is clearly turning, first with our military business, which substantially expanded its distribution networks over the quarter and is now well on its way towards what we expect will be significant year over year growth in 2014. We are aggressively building our channel access and contract pipeline in performance contracting and commercial markets, which we believe will start contributing positively to our overall growth and margins quarter over quarter as 2014 progresses,” continued Mr. Tu.

Energy Focus, Inc. will host a conference call and webcast on Thursday, March 27, 2014 at 4:30 p.m. EDT (1:30 p.m. PDT) to review the fourth quarter and full year 2013 financial results, followed by a Q & A session. To participate in the call, please dial 888-504-7963 (U.S. and Canada) or 719-325-2354 (International) using passcode 3656208.  Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. The webcast can be accessed under the investor section of our website at www.energyfocusinc.com.

An instant replay of the conference call will be available through the investor relations section of the site http://www.energyfocusinc.com/investors/news-and-events/events-and-presentations/ starting March 27, 2014 and will remain available for 3 months.

Forward Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from Energy Focus’ forward-looking statements. These risks and uncertainties include, but are not limited to: growth in the markets into which Energy Focus sells; conditions of the lighting industry and the economy in general; statements as to our competitive position; future operating results; net sales growth; expected operating expenses; gross product margin improvement; sources of net sales; anticipated revenue from government contracts; product development and enhancements; liquidity, ability to generate cash and cash reserves; our reliance upon a limited number of customers; our accounting policies; the effect of recent accounting announcements; the development and marketing of new products; relationships with customers and distributors; relationships with, dependence upon, and the ability to obtain components from suppliers; our ability to compete in certain markets; the evolution and future size of those markets; seasonal fluctuations; plans for and expected benefits of outsourcing and offshore manufacturing; trends in the price and performance of light-emitting diode (“LED”) lighting products; the benefits and performance of our lighting products; the adequacy of our current physical facilities; our strategy with regard to protecting our proprietary technology; and our ability to retain qualified employees. For more information about potential factors that could affect the financial results of Energy Focus, please refer to the Company’s SEC reports, including its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements.

About Energy Focus, Inc.

Energy Focus, Inc. is a leading provider of energy efficient LED lighting products, turnkey energy efficient lighting solutions and a developer of energy efficient lighting technology. Our solutions provide energy savings, aesthetics, safety and maintenance cost benefits over conventional lighting. Our long-standing relationship with the U.S. Government continues to enable us to provide energy efficient LED lighting products to the U.S. Navy and the Military Sealift Command fleets.

Customers include national, state and local U.S. government agencies as well as Fortune 500 companies, the U.S. Navy, and many others. Company headquarters are located in Solon, OH, with additional offices in Nashville, TN, and the United Kingdom. For more information, see our web site at www.energyfocusinc.com.

Media and Investor Contact:
Energy Focus, Inc.
(440) 715-1300
pr@energyfocusinc.com

ir@energyfocusinc.com

ENERGY FOCUS, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands except share and per share amounts)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$2,860	$1,181
Trade accounts receivable less allowances of $84 and $265, respectively	3,348	5,319
Retainage receivable	577	634
Inventories, net	2,510	2,581
Costs in excess of billings	145	99
Prepaid and other current assets	1,207	1,012
Assets held for sale	130	-
Total current assets	10,777	10,826

Property and equipment, net	536	1,800
Goodwill	-	-
Intangible assets, net	55	608
Collateralized assets	1,000	1,000
Other assets	440	119
Total assets	$12,808	$14,353

LIABILITIES
Current liabilities:
Accounts payable	$3,707	$5,879
Accrued liabilities	1,218	2,265
Deferred revenue	71	751
Billings in excess of costs	764	464
Credit line borrowings	-	1,590
Current maturities of long-term debt	59	756
Total current liabilities	5,819	11,705

Other liabilities	54	30
Acquisition-related contingent liabilities	-	-
Long-term debt	4,011	1,793
Total liabilities	9,884	13,528

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2013 and 2012
Issued and outstanding: no shares in 2013 and 2012	-	-
Common stock, par value $0.0001 per share:
Authorized: 150,000,000 shares in 2013, and 100,000,000 shares in 2012
Issued and outstanding: 51,421,937 in 2013 and 44,698,650 in 2012	5	4
Additional paid-in capital	85,442	80,985
Accumulated other comprehensive income	462	460
Accumulated deficit	(82,985)	(80,624)
Total shareholders' equity	2,924	825
Total liabilities and shareholders' equity	$12,808	$14,353

ENERGY FOCUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Net sales	$6,595	$7,111	$21,533	$23,375
Cost of sales	5,067	6,103	16,954	19,403
Gross profit	1,528	1,008	4,579	3,972

Operating expenses:
Research and development	331	281	597	368
Sales and marketing	1,361	1,223	4,899	4,402
General and administrative	1,328	1,103	4,815	4,542
Loss on impairment	608	672	933	672
Change in estimate of contingent liabilities	-	(102)	12	(102)
Restructuring	1	-	80	-
Total operating expenses	3,629	3,177	11,336	9,882
Loss from operations	(2,101)	(2,169)	(6,757)	(5,910)

Other income (expense):
Settlement of acquisition obligations	-	-	892	-
Interest income	-	1	-	2
Interest expense	(383)	(123)	(842)	(511)
Other income (expense)	25	(59)	(240)	(157)

Loss from continuing operations before income taxes	(2,459)	(2,350)	(6,947)	(6,576)
Benefit from income taxes	-	-	-	-
Net loss from continuing operations	(2,459)	(2,350)	(6,947)	(6,576)

Discontinued operations:
(Loss) income from discontinued operations	(64)	328	672	867
Gain on sale of discontinued operations	3,915	-	3,915	-

Income from discontinued operations before income taxes	3,851	328	4,587	867
Benefit from (provision) for income taxes	5	8	(1)	-
Net income from discontinued operations	3,856	336	4,586	867

Net income (loss)	$1,397	$(2,014)	$(2,361)	$(5,709)

Income (loss) per share:
Basic	0.03	(0.05)	(0.05)	(0.14)
Diluted	0.02	(0.05)	(0.05)	(0.14)

Weighted average common shares outstanding:
Basic	50,997	44,542	47,792	41,322
Diluted	80,526	44,542	47,792	41,322